       Exhibit B

CAPITALIZATION OF CBAI

                                      Capitalization Table regarding Cord Blood America, Inc.

Total Shares Outstanding	54,705,691
Total Treasury Shares	40,666,667
Total Warrants Exercisable within 60 days	1,500,000
Total Options Exercisable within 60 days	3,541,974
Total S/O and exercisable warrants/options	100,414,332
Total Unvested Options	945,834
Total S/O and issued warrants/options	101,360,166

Registration Rights

1.

Independence Blue Cross – Piggyback registration rights on up to $1 million in equivalent shares.

2.

Corcell/Vita 34 – Approximately $1,850,000 in equivalent shares to be registered as soon as reasonably practicable following the closing date.

3.

Private Placement Memorandum – Not completed but company plans to have offering in the next several week for a registration of up to 50,000,000 shares.

4.   Shelter Island Opportunity Fund LLC-- 1,000,000 Deposit Shares of  common stock ,  a Warrant to purchase     up to 36,000,000 shares of common stock and a Put Option by CBAI to repurchase the same

5.

Ascendiant Securities LLC--a Warrant to purchase up to 4,000,000 shares of common stock and a Put Option by CBAI to repurchase the same.

6.

Bergen Community Blood Services -   2,500,000 restricted shares of common stock

7.

Thomas Walkey – 500,000 warrants $0.101